Exhibit 10.16

PREFERRED STOCKHOLDERS STANDBY AGREEMENT

THIS PREFERRED STOCKHOLDERS STANDBY AGREEMENT (“Agreement”), dated as of April 14, 2008, entered into between Wells Fargo Foothill, Inc. (formerly known as Foothill Capital Corporation), as agent (“Agent”) for itself and for the Lenders (defined below), and the party identified on the signature page hereto as the “Preferred Stockholder” (the “Preferred Stockholder”).

W I T N E S S E T H

WHEREAS, Preferred Stockholder is financially interested in Telos Corporation, a Maryland corporation (“Company”), in that Company has issued certain of its Series A-1 Redeemable Preferred Stock (“Series A-1”) and its Series A-2 Redeemable Preferred Stock (“Series A-2”; Series A-1 and Series A-2 are collectively the Preferred Stock”) to Preferred Stockholder;

WHEREAS, Company is indebted to Agent and Lenders in connection with the advances of monies and other financial arrangements by Agent and Lenders to Company; and

WHEREAS, such advances of monies and other financial arrangements are evidenced by various agreements, instruments and documents, including, without limitation, that certain Amended and Restated Loan and Security Agreement dated as of April 3, 2008, but effective as of March 31, 2008, between Company, certain financial institutions from time to time party thereto as lenders (“Lenders”) and Agent (the “Loan Agreement”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by hereby agree with Agent as hereinafter set forth.

1. Agreement. Preferred Stockholder will not ask, demand, sue for, take or receive from Company or any other party, by setoff or in any other manner, the whole or any part of any indebtedness, obligations and liabilities which may now or hereafter be owing by Company, or any successor or assign of Company, including, without limitation, a receiver, trustee or debtor in possession (the term “Company” hereinafter shall include any such successor and assign of Company), to the Preferred Stockholder in respect of the Preferred Stock (including, without limitation, any payments in respect of dividends or redemptions in respect of the Preferred Stock), unless and until all obligations, liabilities, and indebtedness of Company to Agent and Lenders, whether now existing or hereafter arising directly between Company and Agent or any Lender, or acquired outright, conditionally or as collateral security from another by Agent or any Lender, shall have been fully paid and satisfied in cash with interest, including, without limitation, any interest accruing after the commencement of insolvency proceedings with respect to Company, whether or not such interest is allowed as a claim in such proceeding (all such obligations, indebtedness and liabilities of Company to Agent and each Lender being hereinafter referred to as the “Senior Debt”) and all financing arrangements between Company, Agent and Lenders have been terminated.

2. Priority of Agent and Lenders. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Company or the proceeds thereof to the creditors of Company or readjustment of the obligations and indebtedness of Company, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Preferred Stock, or the application of the assets of Company to the payment or liquidation thereof, or upon the dissolution, liquidation, cessation or other winding up of Company’s business, or upon the sale of all or substantially all of Company’s assets, then, and in any such event, (i) Agent, for the benefit of itself and Lenders, shall be entitled to receive payment in cash in full of any and all of the Senior Debt then owing prior to the payment of all or any part of the Preferred Stock and (ii) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Preferred Stock shall be paid or delivered directly to Agent for application on any of the Senior Debt, due or not due, until such Senior Debt shall have first been fully paid and satisfied in cash.

3. Payments Received by Preferred Stockholder. Should any payment, distribution, security or instrument, or any proceeds thereof, be received by the Preferred Stockholder upon or with respect to the Preferred Stock prior to the satisfaction of all of the Senior Debt in cash and termination of all financing arrangements between Company, Agent and Lenders, the Preferred Stockholder shall receive and hold the same in trust, as trustee, for the benefit of Agent and Lenders and shall forthwith deliver the same to Agent in precisely the form received (except for the endorsement or assignment by the Preferred Stockholder where necessary), for application on any of the Senior Debt, due or not due, and, until so delivered, the same shall be held in trust by the Preferred Stockholder as the property of Agent.

4. Instrument Legend; Amendments. Any instrument or certificate evidencing any of the Preferred Stock, or any portion thereof, will be inscribed with a legend conspicuously indicating that payment thereof is subject to the terms of this Agreement, and a copy thereof will be delivered to Agent.

5. Extension of Maturity of Preferred Stock. Preferred Stockholder hereby agrees that the redemption date of the Preferred Stock shall be extended until December 31, 2011.

6. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVERS. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF ILLINOIS AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF ILLINOIS AND NOT THE CONFLICT OF LAWS RULES OF THE STATE

OF ILLINOIS GOVERNING CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. PREFERRED STOCKHOLDER HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS OR, AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. PREFERRED STOCKHOLDER WAIVES ANY OBJECTION OF FORUM NON CONVENIENS AND VENUE. AGENT AND PREFERRED STOCKHOLDER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

7. Notices. Any notice required hereunder shall be in writing and addressed to the party to be notified as follows:

If to the Agent, at:	Wells Fargo Foothill, Inc. One Boston Place, 18th Floor Boston, Massachusetts 02108 Attn: Technology Finance Division Manager Fax No. (617) 523-1697

If to the Preferred Stockholder, at:	North Atlantic Value LLP A/C B c/o North Atlantic Value LLP Ground Floor, Ryder Court 14 Ryder Street London SW1Y 6QB England

or to such other address as each party may designate for itself by notice. Notice shall be deemed to have been duly given (i) if delivered personally or otherwise actually received, (ii) if sent by overnight delivery service, (iii) if mailed by first class United States mail, postage prepaid, registered or certified, with return receipt requested or (iv) if sent by telex with telex confirmation of receipt (with duplicate notice sent by United States mail as provided above). Notice mailed as provided in clause (iii) above shall be effective upon the expiration of three (3) business days after its deposit in the United States mail. Notice given in any other manner described in this paragraph shall be effective upon receipt by the addressee thereof; provided, however, that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

IN WITNESS WHEREOF, this Agreement has been signed as of the date first above written.

AGENT:

WELLS FARGO FOOTHILL, INC., as Agent for Lenders

By
Its	V.P.

PREFERRED STOCKHOLDER:

NORTH ATLANTIC VALUE LLP A/C B

By
Its	C/O